Exhibit 99.1

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

Highlights:

•	Third-quarter 2012 GAAP income from operations of $186.7 million increased $29.9 million, or 19.1%, from GAAP income from operations of $156.8 million in the third quarter of 2011
•	Third-quarter 2012 non-GAAP income from operations of $201.9 million increased $10.2 million, or 5.3%, from non-GAAP income from operations of $191.7 million in the third quarter of 2011
•	Third-quarter 2012 GAAP operating margin of 7.4% increased 160 basis points from GAAP operating margin of 5.8% in the third quarter of 2011
•	Third-quarter 2012 non-GAAP operating margin of 8.0% increased 90 basis points from non-GAAP operating margin of 7.1% in the third quarter of 2011
•	Third-quarter 2012 GAAP earnings per diluted share of $0.39, compared to GAAP earnings per diluted share of $0.83 in the third quarter of 2011
•	Third-quarter 2012 non-GAAP earnings per diluted share of $0.51 were flat to non-GAAP earnings per diluted share of $0.51 in the third quarter of 2011

CHICAGO, November 1, 2012 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported third-quarter 2012 net earnings attributable to common shareholders of $71.4 million, or $0.39 per diluted share, on net sales of $2.5 billion compared to net earnings of $158.0 million, or $0.83 per diluted share, on net sales of $2.7 billion in the third quarter of 2011. Third-quarter 2012 net earnings attributable to common shareholders included pre-tax charges for restructuring ($12.3 million) and impairment ($1.6 million, non-cash), acquisition-related expenses ($1.3 million) and a tax provision related to certain foreign earnings no longer considered to be permanently reinvested ($11.0 million). Third-quarter 2011 net earnings attributable to common shareholders included pre-tax charges for restructuring ($23.6 million) and impairment ($10.6 million, non-cash), a loss on debt extinguishment ($1.3 million) and acquisition-related expenses ($0.7 million), partially offset by the recognition of previously unrecognized tax benefits ($77.4 million, non-cash).

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $92.9 million, or $0.51 per diluted share, in the third quarter of 2012 compared to $98.0 million, or $0.51 per diluted share, in the third quarter of 2011. Third-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges and acquisition-related expenses in both years, as well as the recognition of a tax provision related to certain foreign earnings no longer considered to be permanently reinvested in 2012, and in 2011, the loss on debt extinguishment and the recognition of previously unrecognized tax benefits. For non-GAAP comparison purposes, the effective tax rate increased to 33.1% in the third quarter of 2012 from 24.1% in the third quarter of 2011, primarily due to certain state tax matters in the third quarter of 2011. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached schedules.

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

“While our top line continues to be pressured by challenging industry dynamics and ongoing global economic headwinds, we remained focused on managing our cost structure to drive improved operating earnings and margins in the third quarter,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “As we close the year and look ahead to 2013, our focus on aggressively aligning the cost structure with revenue will remain intact.”

Business Review

The Company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The Company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.5 billion, down $174.5 million, or 6.5%, from the third quarter of 2011. Pro forma for acquisitions, net sales decreased 6.9% due to volume declines, a 118 basis point unfavorable impact of changes in foreign exchange rates, price erosion and a 46 basis point unfavorable impact of lower pass-through paper sales. Gross margin of 22.8% in the third quarter of 2012 declined from 23.4% in the third quarter of 2011 as unfavorable pricing on by-products, volume declines and pricing pressure more than offset lower variable compensation expense, productivity improvements and lower pension expense. SG&A expense as a percentage of net sales in the third quarter of 2012 improved to 10.1% from 11.1% in the third quarter of 2011, primarily due to productivity improvements resulting from focused cost reduction actions, lower pension expense and lower variable compensation expense. Operating earnings in the third quarter of 2012 were $186.7 million, which were impacted by restructuring and impairment charges and acquisition-related expenses totaling $15.2 million, compared to operating earnings in the third quarter of 2011 of $156.8 million, which included restructuring and impairment charges and acquisition-related expenses totaling $34.9 million.

Excluding restructuring and impairment charges and acquisition-related expenses, non-GAAP operating income increased from $191.7 million in the third quarter of 2011 to $201.9 million in the third quarter of 2012 and non-GAAP operating margin improved 90 basis points, from 7.1% in the third quarter of 2011 to 8.0% in the third quarter of 2012. Lower variable compensation expense, lower pension expense, lower depreciation and amortization and productivity improvements more than offset lower volume, an unfavorable product mix, continued pricing pressure and unfavorable pricing on by-products.

Segments

Net sales for the U.S. Print and Related Services segment decreased 6.4% from the third quarter of 2011 to $1.9 billion in the third quarter of 2012. Pro forma for acquisitions, net sales in the segment decreased 6.9% due to volume declines across most product offerings, lower pass-through paper sales of $18.6 million, or 93 basis points, and continued pricing pressure across the segment. The segment’s operating income of $178.7 million in the third quarter of 2012, which was negatively impacted by charges for restructuring and impairment of $9.4 million, increased $9.4 million from operating income of $169.3 million in the third quarter of 2011, which included charges for restructuring and impairment of $28.1 million. The segment’s non-GAAP operating income of $188.1 million in the third quarter of 2012 declined by $9.3 million from the third quarter of 2011, though the segment’s non-GAAP operating margin of 10.1% in the third quarter of 2012 improved by 10 basis points

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

from the third quarter of 2011, as productivity improvements, lower variable compensation expense and lower depreciation and amortization were partially offset by volume declines, an unfavorable product mix, unfavorable pricing on by-products and pricing pressure.

Net sales for the International segment of $655.4 million decreased 6.9% from the third quarter of 2011, inclusive of a 453 basis point unfavorable impact from changes in foreign exchange rates. The balance of the change in net sales was driven by timing shifts in Latin America, volume declines in Europe and pricing pressure across the segment, partially offset by volume increases in Asia, Global Turnkey Solutions and Business Process Outsourcing and higher pass-through paper sales. The segment’s operating income of $27.5 million in the third quarter of 2012, which was negatively impacted by charges for restructuring of $4.4 million, decreased by $9.2 million from operating income of $36.7 million in the third quarter of 2011, which included charges for restructuring of $4.6 million. The segment’s non-GAAP operating margin declined to 4.9% in the third quarter of 2012 from 5.9% in the third quarter of 2011 as an unfavorable product mix, pricing pressure and wage and other inflationary increases in certain countries were partially offset by lower variable compensation expense, lower depreciation and amortization and a favorable impact from changes in foreign exchange rates.

Unallocated Corporate operating expenses decreased to $19.5 million in the third quarter of 2012 as compared to $49.2 million in the third quarter of 2011. Excluding charges for restructuring and impairment and acquisition-related expenses totaling $1.4 million in the third quarter of 2012 and $2.2 million in the third quarter of 2011, unallocated Corporate operating expenses decreased $28.9 million to $18.1 million in the third quarter of 2012. Lower pension expense, a lower LIFO inventory provision, lower variable compensation expense and targeted cost reductions were partially offset by the reinstatement of the 401(k) match and higher benefits-related expense.

Outlook—2012 Full-Year Guidance

For the full year of 2012, the Company expects revenue of approximately $10.1 billion to $10.2 billion, which reflects an anticipated unfavorable impact of changes in foreign exchange rates and pass-through paper sales of approximately $170 million. The Company expects non-GAAP operating margin in the range of 7.2% to 7.3% and non-GAAP net earnings per diluted share to be at the lower end of its previous guidance range of $1.84 to $1.92. This guidance assumes no additional shares are repurchased pursuant to the current authorization from the Company’s board of directors. The non-GAAP effective tax rate for 2012 is expected to be in the range of 30% to 33%. GAAP net earnings per diluted share in 2012 may include restructuring and impairment charges, acquisition-related expenses, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the Company is unable to provide full-year GAAP net earnings estimates at this time. The Company also expects to deliver 2012 operating cash flow less capital expenditures of approximately $450 million. In addition, the guidance above assumes that Hurricane Sandy will not have a significant impact on demand for our products and services or on the Company’s operating results in the fourth quarter.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its third-quarter results today, Thursday, November 1, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 847.413.9014, confirmation number 33486561. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 9850121#.

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. The Company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the Company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Contact Information
Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	SVP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the Company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; the Company’s ability to access unsecured debt in the capital markets and the reliability of the participants to the Company’s contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers’ financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of September 30, 2012 and December 31, 2011

(UNAUDITED)

(in millions, except per share data)

	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$392.9	$449.7
Receivables, less allowance for doubtful accounts	2,035.9	1,844.2
Income taxes receivable	14.2	32.4
Inventories	546.5	510.9
Prepaid expenses and other current assets	149.4	131.4

Total Current Assets	3,138.9	2,968.6

Property, plant and equipment - net	1,668.4	1,854.6
Goodwill	2,269.4	2,222.1
Other intangible assets - net	547.1	590.3
Other noncurrent assets	680.1	646.1

Total Assets	$8,303.9	$8,281.7

Liabilities
Accounts payable	$1,094.5	$1,063.3
Accrued liabilities	830.0	817.0
Short-term and current portion of long-term debt	364.1	243.7

Total Current Liabilities	2,288.6	2,124.0

Long-term debt	3,422.3	3,416.8
Pension liabilities	896.4	1,076.3
Postretirement benefits	222.3	227.3
Other noncurrent liabilities	324.1	375.1

Total Liabilities	7,153.7	7,219.5

Equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2012 and 2011
Additional paid-in capital	2,832.0	2,888.7
Retained earnings	399.8	342.4
Accumulated other comprehensive loss	(839.0)	(863.3)
Treasury stock, at cost, 62.6 shares in 2012 (2011 - 64.5 shares)	(1,565.2)	(1,628.8)

Total RR Donnelley shareholders’ equity	1,131.3	1,042.7
Noncontrolling interests	18.9	19.5

Total Equity	1,150.2	1,062.2

Total Liabilities and Equity	$8,303.9	$8,281.7

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30,						For the Nine Months Ended September 30,
	2 0 1 2 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 2 NON-GAAP	2 0 11 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 1 NON-GAAP	2 0 1 2 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 2 NON-GAAP	2 0 11 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 1 NON-GAAP
Products	$2,171.2	$—	$2,171.2	$2,364.9	$—	$2,364.9	$6,557.4	$—	$6,557.4	$6,988.2	$—	$6,988.2
Services	337.6	—	337.6	318.4	—	318.4	1,004.9	—	1,004.9	902.0	—	902.0

Total net sales	2,508.8	—	2,508.8	2,683.3	—	2,683.3	7,562.3	—	7,562.3	7,890.2	—	7,890.2

Products cost of sales (exclusive of depreciation and amortization)	1,691.9	—	1,691.9	1,830.4	—	1,830.4	5,084.4	—	5,084.4	5,334.4	—	5,334.4
Services cost of sales (exclusive of depreciation and amortization)	243.9	—	243.9	225.9	—	225.9	730.3	—	730.3	659.7	—	659.7
Selling, general and administrative expenses (exclusive of depreciation and amortization)	253.4	(1.3)	252.1	296.9	(0.7)	296.2	812.8	(2.1)	810.7	933.1	(2.0)	931.1
Restructuring and impairment charges-net	13.9	(13.9)	—	34.2	(34.2)	—	97.9	(97.9)	—	160.7	(160.7)	—
Depreciation and amortization	119.0	—	119.0	139.1	—	139.1	364.9	—	364.9	420.0	—	420.0

Total operating expenses	2,322.1	(15.2)	2,306.9	2,526.5	(34.9)	2,491.6	7,090.3	(100.0)	6,990.3	7,507.9	(162.7)	7,345.2

Income from operations	186.7	15.2	201.9	156.8	34.9	191.7	472.0	100.0	572.0	382.3	162.7	545.0

Interest expense—net	63.7	—	63.7	62.9	—	62.9	188.0	—	188.0	182.1	—	182.1
Investment and other (income) expense—net	(0.4)	—	(0.4)	(1.3)	—	(1.3)	3.2	(4.1)	(0.9)	(11.1)	9.8	(1.3)
Loss on debt extinguishment	—	—	—	1.3	(1.3)	—	12.1	(12.1)	—	69.9	(69.9)	—

Earnings before income taxes	123.4	15.2	138.6	93.9	36.2	130.1	268.7	116.2	384.9	141.4	222.8	364.2

Income tax expense (benefit)	52.2	(6.3)	45.9	(64.8)	96.2	31.4	70.6	53.6	124.2	(64.1)	154.7	90.6

Net earnings	71.2	21.5	92.7	158.7	(60.0)	98.7	198.1	62.6	260.7	205.5	68.1	273.6

Less: Income (loss) attributable to noncontrolling interests	(0.2)	—	(0.2)	0.7	—	0.7	0.5	—	0.5	1.4	—	1.4

Net earnings attributable to RR Donnelley common shareholders	$71.4	$21.5	$92.9	$158.0	$(60.0)	$98.0	$197.6	$62.6	$260.2	$204.1	$68.1	$272.2

Earnings per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$0.39		$0.51	$0.84		$0.52	$1.10		$1.44	$1.03		$1.38
Diluted net earnings per share	$0.39		$0.51	$0.83		$0.51	$1.09		$1.43	$1.02		$1.36
Weighted average common shares outstanding:
Basic	180.8		180.8	188.1		188.1	180.3		180.3	197.2		197.2
Diluted	182.4		182.4	190.8		190.8	182.1		182.1	199.8		199.8

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended September 30, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2012				For the Three Months Ended September 30, 2011
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$186.7	7.4%	$71.4	$0.39	$156.8	5.8%	$158.0	$0.83

Non-GAAP adjustments:
Restructuring charges (1)	12.3	0.5%	8.2	0.04	23.6	0.9%	11.5	0.06
Impairment charges (2)	1.6	0.1%	1.1	0.01	10.6	0.4%	5.2	0.03
Acquisition-related expenses (3)	1.3	—	1.2	0.01	0.7	—	(0.1)	0.00
Loss on debt extinguishment (4)	—	—	—	—	—	—	0.8	0.00
Income tax adjustments (5)	—	—	11.0	0.06	—	—	(77.4)	(0.41)

Total Non-GAAP adjustments	15.2	0.6%	21.5	0.12	34.9	1.3%	(60.0)	(0.32)

Non-GAAP measures	$201.9	8.0%	$92.9	$0.51	$191.7	7.1%	$98.0	$0.51

(1)	Restructuring charges (pre-tax): Operating results for the three months ended September 30, 2012 and 2011 were affected by the following restructuring charges:

	2012	2011
Employee termination costs (a)	$7.5	$14.2
Other charges (b)	4.8	9.4

Total restructuring charges	$12.3	$23.6

(a)	for the three months ended September 30, 2012 and 2011, employee termination costs resulted from the closing of one manufacturing facility within the U.S. Print and Related Services segment during each period and the reorganization of certain operations.
(b)	includes lease termination and other facility costs.
(2)	Impairment charges (pre-tax): Charges primarily related to the impairment of buildings, machinery and equipment associated with facility closings.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(4)	Loss on debt extinguishment: Pre-tax loss of $1.3 million ($0.8 million after-tax) on the repurchase of $11.6 million of senior notes due February 1, 2019.
(5)	Income tax adjustments: Recognition of a provision of $11.0 million related to certain foreign earnings no longer considered to be permanently reinvested. For the three months ended September 30, 2011, the Company recognized $77.4 million of previously unrecognized tax benefits due to the expiration of U.S. federal statutes of limitation for certain years.

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Nine Months Ended September 30, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Nine Months Ended September 30, 2012				For the Nine Months Ended September 30, 2011
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$472.0	6.2%	$197.6	$1.09	$382.3	4.8%	$204.1	$1.02

Non-GAAP adjustments:
Restructuring charges (1)	78.7	1.0%	52.4	0.29	117.7	1.5%	79.7	0.40
Impairment charges (2)	19.2	0.3%	12.8	0.07	43.0	0.5%	29.1	0.14
Acquisition-related expenses (3)	2.1	—	2.0	0.01	2.0	0.1%	1.1	0.01
Net (gain) loss on investments (4)	—	—	2.6	0.01	—	—	(9.5)	(0.05)
Loss on debt extinguishment (5)	—	—	7.9	0.04	—	—	45.1	0.23
Income tax adjustments (6)	—	—	(15.1)	(0.08)	—	—	(77.4)	(0.39)

Total Non-GAAP adjustments	100.0	1.3%	62.6	0.34	162.7	2.1%	68.1	0.34

Non-GAAP measures	$572.0	7.5%	$260.2	$1.43	$545.0	6.9%	$272.2	$1.36

(1)	Restructuring charges (pre-tax): Operating results for the nine months ended September 30, 2012 and 2011 were affected by the following restructuring charges:

	2012	2011
Employee termination costs (a)	$58.1	$68.2
Other charges (b)	20.6	49.5

Total restructuring charges	$78.7	$117.7

(a)	for the nine months ended September 30, 2012, employee termination costs resulted from the reorganization of sales and administrative functions across all segments, the closing of five manufacturing facilities within the U.S. Print and Related Services segment and one manufacturing facility within the International segment. For the nine months ended September 30, 2011, employee termination costs resulted from the closing of five manufacturing facilities within the U.S. Print and Related Services segment and headcount reductions due to the Bowne acquisition.
(b)	includes lease termination and other facility costs. In addition, 2011 includes multi-employer pension plan partial withdrawal charges primarily attributable to the closing of three manufacturing facilities in the U.S. Print and Related Services segment.
(2)	Impairment charges (pre-tax): Charges related to the impairment of machinery, equipment, land, buildings and other long-lived assets primarily associated with facility closings.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(4)	Net (gain) loss on investments: Pre-tax impairment loss on an equity investment of $4.1 million ($2.6 million after-tax) for the nine months ended September 30, 2012. For the nine months ended September 30, 2011, a pre-tax gain of $9.8 million ($9.5 million after-tax) resulted from the acquisition of Helium, in which the Company previously held an equity investment. The pre-tax gain is net of the Company's portion of the transaction costs incurred by Helium as a result of the acquisition.
(5)	Loss on debt extinguishment: For the nine months ended September 30, 2012, the pre-tax loss of $12.1 million ($7.9 million after-tax) related to the repurchase of $341.8 million of 4.95% senior notes due April 1, 2014 and $100.0 million of 5.50% senior notes due May 15, 2015. For the nine months ended September 30, 2011, the pre-tax loss of $69.9 million ($45.1 million after-tax) related to the repurchase of $427.8 million of senior notes due February 1, 2019, January 15, 2017 and May 15, 2015.
(6)	Income tax adjustments: Recognition of $26.1 million of previously unrecognized tax benefits due to the resolution of certain U.S. federal uncertain tax positions, partially offset by a provision of $11.0 million related to certain foreign earnings no longer considered to be permanently reinvested for the nine months ended September 30, 2012. For the nine months ended September 30, 2011, an income tax benefit of $77.4 million was recognized related to previously unrecognized tax benefits due to the expiration of U.S. federal statutes of limitation for certain years.

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended September 30, 2012 and 2011

(UNAUDITED)

(in millions)

	U.S. Print and Related Services	International	Corporate	Consolidated
For the Three Months Ended September 30, 2012
Net sales	$1,853.4	$655.4	$—	$2,508.8
Operating expense	1,674.7	627.9	19.5	2,322.1

Income (loss) from operations	178.7	27.5	(19.5)	186.7
Operating margin %	9.6%	4.2%	nm	7.4%

Non-GAAP Adjustments
Restructuring charges	7.8	4.4	0.1	12.3
Impairment charges	1.6	—	—	1.6
Acquisition-related expenses	—	—	1.3	1.3

Total Non-GAAP adjustments	9.4	4.4	1.4	15.2

Non-GAAP income (loss) from operations	$188.1	$31.9	$(18.1)	$201.9
Non-GAAP operating margin %	10.1%	4.9%	nm	8.0%

Depreciation and amortization	81.3	26.5	11.2	119.0
Capital expenditures	23.0	12.5	30.7	66.2

For the Three Months Ended September 30, 2011
Net sales	$1,979.4	$703.9	$—	$2,683.3
Operating expense	1,810.1	667.2	49.2	2,526.5

Income (loss) from operations	169.3	36.7	(49.2)	156.8
Operating margin %	8.6%	5.2%	nm	5.8%

Non-GAAP Adjustments
Restructuring charges	17.9	4.6	1.1	23.6
Impairment charges	10.2	—	0.4	10.6
Acquisition-related expenses	—	—	0.7	0.7

Total Non-GAAP adjustments	28.1	4.6	2.2	34.9

Non-GAAP income (loss) from operations	$197.4	$41.3	$(47.0)	$191.7
Non-GAAP operating margin %	10.0%	5.9%	nm	7.1%

Depreciation and amortization	96.3	30.6	12.2	139.1
Capital expenditures	28.4	25.9	11.3	65.6

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Nine Months Ended September 30, 2012 and 2011

(UNAUDITED)

(in millions)

	U.S. Print and Related Services	International	Corporate	Consolidated
For the Nine Months Ended September 30, 2012
Net sales	$5,580.8	$1,981.5	$—	$7,562.3
Operating expense	5,097.2	1,881.4	111.7	7,090.3

Income (loss) from operations	483.6	100.1	(111.7)	472.0
Operating margin %	8.7%	5.1%	nm	6.2%

Non-GAAP Adjustments
Restructuring charges	58.6	12.3	7.8	78.7
Impairment charges	16.6	1.0	1.6	19.2
Acquisition-related expenses	—	—	2.1	2.1

Total Non-GAAP adjustments	75.2	13.3	11.5	100.0

Non-GAAP income (loss) from operations	$558.8	$113.4	$(100.2)	$572.0
Non-GAAP operating margin %	10.0%	5.7%	nm	7.6%

Depreciation and amortization	252.2	81.1	31.6	364.9
Capital expenditures	77.4	30.5	52.0	159.9

For the Nine Months Ended September 30, 2011
Net sales	$5,841.4	$2,048.8	$—	$7,890.2
Operating expense	5,397.4	1,924.4	186.1	7,507.9

Income (loss) from operations	444.0	124.4	(186.1)	382.3
Operating margin %	7.6%	6.1%	nm	4.8%

Non-GAAP Adjustments
Restructuring charges	90.7	22.6	4.4	117.7
Impairment charges	40.7	1.0	1.3	43.0
Acquisition-related expenses	—	—	2.0	2.0

Total Non-GAAP adjustments	131.4	23.6	7.7	162.7

Non-GAAP income (loss) from operations	$575.4	$148.0	$(178.4)	$545.0
Non-GAAP operating margin %	9.9%	7.2%	nm	6.9%

Depreciation and amortization	295.1	92.6	32.3	420.0
Capital expenditures	83.8	72.8	37.2	193.8

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2012 and 2011

(UNAUDITED)

(in millions)

	2012	2011
Operating Activities
Net earnings	$198.1	$205.5
Adjustment to reconcile net earnings to net cash provided by operating activities	408.3	490.5
Changes in operating assets and liabilities	(294.4)	(179.3)
Pension and postretirement benefits contributions	(142.6)	(44.9)

Net cash provided by operating activities	$169.4	$471.8

Net cash used in investing activities	$(209.8)	$(304.5)

Net cash used in financing activities	$(27.4)	$(325.8)

Effect of exchange rate on cash and cash equivalents	11.0	7.5

Net decrease in cash and cash equivalents	$(56.8)	$(151.0)

Cash and cash equivalents at beginning of period	449.7	519.1

Cash and cash equivalents at end of period	$392.9	$368.1

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended September 30, 2012 and 2011

(UNAUDITED)

(in millions)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
For the Three Months Ended September 30, 2012
U.S. Print and Related Services	$1,853.4	$12.7	$1,866.1
International	655.4	—	655.4

Consolidated	$2,508.8	$12.7	$2,521.5

For the Three Months Ended September 30, 2011
U.S. Print and Related Services	$1,979.4	$24.4	$2,003.8
International	703.9	—	703.9

Consolidated	$2,683.3	$24.4	$2,707.7

Net sales change
U.S. Print and Related Services	(6.4%)		(6.9%)
International	(6.9%)		(6.9%)
Consolidated	(6.5%)		(6.9%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S. Print and Related Services	—%		—%
International	(4.5%)		(4.5%)
Consolidated	(1.2%)		(1.2%)

Approximate year-over-year impact of changes in pass-through paper sales
U.S. Print and Related Services	(0.9%)		(0.9%)
International	0.9%		0.9%
Consolidated	(0.5%)		(0.5%)

Net sales change, excluding impact of changes in FX rates and pass-through paper sales
U.S. Print and Related Services	(5.5%)		(6.0%)
International	(3.3%)		(3.3%)
Consolidated	(4.8%)		(5.2%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended September 30, 2012 and 2011 to pro forma net sales as if the acquisitions took place as of January 1 of the year prior to acquisition.

For the three months ended September 30, 2012, the adjustment for net sales of acquired businesses reflects the net sales of EDGAR Online (acquired August 14, 2012) and Express Postal Options International (acquired September 6, 2012).

For the three months ended September 30, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011), Genesis Packaging & Design Inc. (acquired September 6, 2011), StratusGroup, Inc. (acquired November 21, 2011), EDGAR Online (acquired August 14, 2012) and Express Postal Options International (acquired September 6, 2012).

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Nine Months Ended September 30, 2012 and 2011

(UNAUDITED)

(in millions)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
For the Nine Months Ended September 30, 2012
U.S. Print and Related Services	$5,580.8	$52.4	$5,633.2
International	1,981.5	—	1,981.5

Consolidated	$7,562.3	$52.4	$7,614.7

For the Nine Months Ended September 30, 2011
U.S. Print and Related Services	$5,841.4	$68.8	$5,910.2
International	2,048.8	—	2,048.8

Consolidated	$7,890.2	$68.8	$7,959.0

Net sales change
U.S. Print and Related Services	(4.5%)		(4.7%)
International	(3.3%)		(3.3%)
Consolidated	(4.2%)		(4.3%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S. Print and Related Services	—%		—%
International	(4.6%)		(4.6%)
Consolidated	(1.2%)		(1.2%)

Approximate year-over-year impact of changes in pass-through paper sales
U.S. Print and Related Services	(1.0%)		(1.0%)
International	1.1%		1.1%
Consolidated	(0.4%)		(0.4%)

Net sales change, excluding impact of changes in FX rates and pass-through paper sales
U.S. Print and Related Services	(3.5%)		(3.7%)
International	0.2%		0.2%
Consolidated	(2.6%)		(2.7%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the nine months ended September 30, 2012 and 2011 to pro forma net sales as if the acquisitions took place as of January 1 of the year prior to acquisition.

For the nine months ended September 30, 2012, the adjustment for net sales of acquired businesses reflects the net sales of EDGAR Online (acquired August 14, 2012) and Express Postal Options International (acquired September 6, 2012).

For the nine months ended September 30, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011), Genesis Packaging & Design Inc. (acquired September 6, 2011), StratusGroup, Inc. (acquired November 21, 2011), EDGAR Online (acquired August 14, 2012) and Express Postal Options International (acquired September 6, 2012).

RR DONNELLEY REPORTS THIRD-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of September 30, 2012 and December 31, 2011

(UNAUDITED)

(in millions)

	As of September 30, 2012		December 31, 2011
	Previous Credit Agreement	Credit Agreement	Previous Credit Agreement
Total Liquidity (1)
Cash (2)	$392.9	$392.9	$449.7
Committed credit agreement (3)	1,290.8	1,150.0	1,417.7

	1,683.7	1,542.9	1,867.4
Usage
Borrowings under credit agreement	344.0	344.0	65.0
Letters of credit outstanding (4)	—	38.9	—

Net Available Liquidity	$1,339.7	$1,160.0	$1,802.4

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 90% of cash as of September 30, 2012 and 89% of cash as of December 31, 2011 was located outside the U.S. In 2013, the Company’s foreign subsidiaries are expected to make payments to the U.S. of approximately $150 million from current foreign cash balances. These payments will be made in satisfaction of intercompany obligations, and additional payments are expected to be made in future years. The Company expects to use the cash received in the U.S. to reduce debt, either through repayment of short term borrowings or repurchase of senior notes or debentures. Cash held by foreign subsidiaries may be subject to U.S. or local income or withholding taxes if repatriated to the U.S. In addition, repatriation of some foreign cash is further restricted by local laws.
(3)	On October 15, 2012, the Company entered into a $1.15 billion senior secured revolving credit agreement (the “Credit Agreement”) which expires October 15, 2017. The Credit Agreement replaced the Company’s previous $1.75 billion unsecured and committed revolving credit agreement (the “Previous Credit Agreement”) which was due to expire on December 17, 2013. The Credit Agreement is subject to a number of covenants, including a minimum interest coverage ratio and a maximum leverage ratio. Under the Credit Agreement, based on the Company’s results of operations for the twelve months ended September 30, 2012 and existing debt, in addition to the $344.0 million of borrowings outstanding as of September 30, 2012, the Company would have had the ability to utilize an additional $767.1 million of the $1.15 billion Credit Agreement and not have been in violation of the terms of the agreement.

The Previous Credit Agreement was also subject to a number of financial covenants including a minimum interest coverage ratio and a maximum leverage ratio, both to be computed on a pro forma basis as defined in the Previous Credit Agreement. Under the Previous Credit Agreement, based on the Company’s results of operations for the twelve months ended September 30, 2012 and existing term debt structure, in addition to the $344.0 million of borrowings outstanding, the Company could have utilized an additional $946.8 million of the $1.75 billion Previous Credit Agreement and not have been in violation of the maximum leverage ratio.

Reconciliations of the stated amount to the availability as of September 30, 2012 under the Previous Credit Agreement and the Credit Agreement, as if it were entered into as of the end of the period, are shown in the table below.

	As of September 30, 2012
	Previous Credit Agreement	Credit Agreement
Stated amount of credit agreement	$1,750.0	$1,150.0
Less: availability reduction from covenants	459.2	—

Total amount available	1,290.8	1,150.0
Less: borrowings under credit agreement	344.0	344.0
Less: letters of credit outstanding	—	38.9

Availability at September 30, 2012	$946.8	$767.1

(4)	As of September 30, 2012, the Company had $62.9 million in outstanding letters of credit, of which $38.9 million were issued under the Previous Credit Agreement. The outstanding letters of credit would have reduced the availability under the Credit Agreement, but not under the Previous Credit Agreement as the reduction in availability from the leverage ratio covenant under the Previous Credit Agreement exceeded the amount of the outstanding letters of credit.